                                 EXHIBIT 99.1

       TO GUNDLE ENVIRONMENTAL SYSTEMS, INC.'S FORM 8-K CURRENT REPORT
                             DATED APRIL 18, 1995


                           SECRETARY'S CERTIFICATE


The undersigned Secretary of Gundle Environmental Systems, Inc. (the "Company") hereby certifies that the following is a true and correct copy of the resolution duly adopted by unanimous written consent of the Board of Directors of the Company on Monday, April 17, 1995:

         "NOW THEREFORE BE IT RESOLVED, that the Board of Directors hereby ratifies and approves the recommendation of the officers of the Company to change the fiscal year end from March 31 to December 31 to be effective December 31, 1995, and

         BE IT FURTHER RESOLVED, that the appropriate officers of the Company are hereby directed and authorized to take any and all actions as they, in their discretion, shall deem necessary or appropriate to carry out the intent of the foregoing resolution."

         IN WITNESS WHEREOF, I have hereunto set my hand this 18 day of April, 1995.



                                 Gundle Environmental Systems, Inc.



                                 -----------------------------------------------
                                 Roger J. Klatt
                                 Sr. Vice President & Chief Financial Officer